Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

FOX REPORTS THIRD QUARTER FISCAL 2023

REVENUES OF $4.08 BILLION

NEW YORK, NY, May 9, 2023 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended March 31, 2023.

The Company reported total quarterly revenues of $4.08 billion, an 18% increase from the $3.46 billion reported in the prior year quarter. Advertising revenues increased 43%, primarily reflecting the impact of Super Bowl LVII, a higher volume of NFL games and continued growth at Tubi. Affiliate fee revenues increased 3% with 9% growth at the Television segment. Other revenues were essentially unchanged from the prior year quarter.

The Company reported a quarterly net loss of $50 million as compared to net income of $290 million reported in the prior year quarter. The variance was primarily due to charges associated with legal settlement costs at FOX News Media, partially offset by the higher fair value of the Company’s investments recognized as a gain in Other, net. Net loss attributable to Fox Corporation stockholders was $54 million ($(0.10) per share) as compared to net income of $283 million ($0.50 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $494 million ($0.94 per share), an increase of $35 million ($0.13 per share) from the $459 million ($0.81 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $833 million, an increase of $22 million from the prior year quarter, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses was primarily due to higher programming rights amortization and production costs at FOX Sports driven by the broadcast of Super Bowl LVII and a higher volume of NFL games in the current year quarter, as well as increased digital investment at Tubi.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Our fiscal third quarter once again demonstrated the effectiveness of FOX’s strategy to leverage the power of compelling live events to deliver for our viewers, advertisers, and distributors at scale. During the quarter, the largest audience in U.S. television history gathered to watch FOX Sports’ broadcast of Super Bowl LVII, underpinning our delivery of double-digit revenue growth, and providing a promotional gateway to FOX’s entertainment and news brands. Additionally, the momentum at Tubi continued in the quarter where its stellar growth has led to its emergence as the most watched Free-Advertising-Supported-Television service in the United States. Against a backdrop of macroeconomic uncertainty, our portfolio of leadership brands combined with our balance sheet strength position us well to allow us to focus on creating shareholder value for the long term.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	$ Millions
Revenues by Component:

Affiliate fee	$1,857	$1,797	$5,280	$5,152
Advertising	1,875	1,307	5,598	4,845
Other	352	351	1,003	944

Total revenues	$4,084	$3,455	$11,881	$10,941

Segment Revenues:

Cable Network Programming	$1,570	$1,583	$4,633	$4,637
Television	2,475	1,820	7,123	6,160
Other, Corporate and Eliminations	39	52	125	144

Total revenues	$4,084	$3,455	$11,881	$10,941

Adjusted EBITDA:

Cable Network Programming	$792	$864	$1,887	$2,306
Television	117	35	782	121
Other, Corporate and Eliminations	(76)	(88)	(213)	(242)

Adjusted EBITDA[3]	$833	$811	$2,456	$2,185

Depreciation and amortization:

Cable Network Programming	$18	$16	$52	$43
Television	38	28	97	82
Other, Corporate and Eliminations	50	48	159	139

Total depreciation and amortization	$106	$92	$308	$264

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	$ Millions
Revenues
Affiliate fee	$1,093	$1,097	$3,148	$3,162
Advertising	316	339	1,083	1,104
Other	161	147	402	371

Total revenues	1,570	1,583	4,633	4,637
Operating expenses	(610)	(580)	(2,271)	(1,940)
Selling, general and administrative	(172)	(144)	(487)	(405)
Amortization of cable distribution investments	4	5	12	14

Segment EBITDA	$792	$864	$1,887	$2,306

Cable Network Programming reported quarterly segment revenues of $1.57 billion as compared to $1.58 billion in the prior year quarter. Affiliate fee revenues were broadly consistent with the prior year quarter as the impact of net subscriber declines was nearly offset by contractual price increases. Advertising revenues were $316 million as compared to $339 million in the prior year quarter as the continued impact of elevated supply in the direct response marketplace at FOX News Media was partially offset by the broadcast of the World Baseball Classic at FOX Sports. Other revenues increased $14 million or 10%, primarily due to higher FOX Nation subscription revenues.

Cable Network Programming reported quarterly segment EBITDA of $792 million compared to $864 million in the prior year quarter. Expenses increased in the quarter, primarily due to higher legal costs at FOX News Media and higher costs associated with the second season of the USFL and the broadcast of the World Baseball Classic at FOX Sports.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	$ Millions
Revenues
Advertising	$1,559	$969	$4,516	$3,742
Affiliate fee	764	700	2,132	1,990
Other	152	151	475	428

Total revenues	2,475	1,820	7,123	6,160
Operating expenses	(2,106)	(1,557)	(5,592)	(5,392)
Selling, general and administrative	(252)	(228)	(749)	(647)

Segment EBITDA	$117	$35	$782	$121

Television reported quarterly segment revenues of $2.48 billion, an increase of $655 million or 36% from the amount reported in the prior year quarter. Advertising revenues increased $590 million or 61%, primarily due to the broadcast of Super Bowl LVII and a higher volume of NFL games at FOX Sports, as well as continued growth at Tubi. Affiliate fee revenues increased $64 million or 9% led by higher rates at both the Company’s owned and operated stations and third-party FOX affiliates.

Television reported quarterly segment EBITDA of $117 million, an increase of $82 million from the prior year quarter. Expenses increased in the quarter, primarily due to higher programming rights amortization and production costs driven by the broadcast of Super Bowl LVII and a higher volume of NFL games at FOX Sports, as well as increased digital investment at Tubi, partially offset by lower programming costs at FOX Entertainment, including the absence of a write-down of certain scripted programming in the prior year quarter.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

SHARE REPURCHASE PROGRAM

The Company has authorized a $7 billion stock repurchase program. To date, the Company has repurchased approximately $3.4 billion of its Class A common stock and approximately $1.0 billion of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 12, 2022, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	$ Millions, except per share amounts

Revenues	$4,084	$3,455	$11,881	$10,941

Operating expenses	(2,727)	(2,164)	(7,911)	(7,402)
Selling, general and administrative	(528)	(485)	(1,526)	(1,368)
Depreciation and amortization	(106)	(92)	(308)	(264)
Interest expense, net	(55)	(91)	(183)	(285)
Other, net[4]	(719)	(233)	(722)	(375)

(Loss) income before income tax benefit (expense)	(51)	390	1,231	1,247
Income tax benefit (expense)	1	(100)	(347)	(322)

Net (loss) income	(50)	290	884	925
Less: Net income attributable to noncontrolling interests	(4)	(7)	(20)	(26)

Net (loss) income attributable to Fox Corporation stockholders	$(54)	$283	$864	$899

Weighted average shares:	521	567	539	573

Net (loss) income attributable to Fox Corporation stockholders per share:	$(0.10)	$0.50	$1.60	$1.57

[4]	Other, net presented above includes Equity earnings (losses) of affiliates, as well as legal settlement costs at FOX News Media and the change in fair value of the Company’s investments.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

CONSOLIDATED BALANCE SHEETS

	March 31, 2023	June 30, 2022
Assets:	$ Millions
Current assets:
Cash and cash equivalents	$4,146	$5,200
Receivables, net	2,741	2,128
Inventories, net	487	791
Other	349	162
Total current assets	7,723	8,281

Non-current assets:
Property, plant and equipment, net	1,675	1,682
Intangible assets, net	3,097	3,157
Goodwill	3,557	3,554
Deferred tax assets	3,199	3,440
Other non-current assets	3,145	2,071

Total assets	$22,396	$22,185

Liabilities and Equity:
Current liabilities:
Borrowings	$1,249	$—
Accounts payable, accrued expenses and other current liabilities	3,153	2,296
Total current liabilities	4,402	2,296

Non-current liabilities:
Borrowings	5,961	7,206
Other liabilities	1,578	1,120
Redeemable noncontrolling interests	200	188
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	3
Additional paid-in capital	8,361	9,098
Retained earnings	2,032	2,461
Accumulated other comprehensive loss	(213)	(226)

Total Fox Corporation stockholders’ equity	10,185	11,339
Noncontrolling interests	70	36

Total equity	10,255	11,375
Total liabilities and equity	$22,396	$22,185

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2023	2022
	$ Millions
Operating Activities:
Net income	$884	$925
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	308	264
Amortization of cable distribution investments	12	14
Equity-based compensation	55	75
Other, net	722	375
Deferred income taxes	234	195
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(692)	(309)
Inventories net of programming payable	222	(156)
Accounts payable and accrued expenses	(200)	(205)
Other changes, net	(238)	(227)

Net cash provided by operating activities	1,307	951

Investing Activities:
Property, plant and equipment	(237)	(191)
Acquisitions, net of cash acquired	—	(243)
Proceeds from dispositions, net	—	82
Purchase of investments	(55)	(28)
Other investing activities, net	(26)	(6)

Net cash used in investing activities	(318)	(386)

Financing Activities:
Repayment of borrowings	—	(750)
Repurchase of shares	(1,750)	(748)
Dividends paid and distributions	(291)	(295)
Sale of subsidiary noncontrolling interest	25	—
Other financing activities, net	(27)	(24)

Net cash used in financing activities	(2,043)	(1,817)

Net decrease in cash and cash equivalents	(1,054)	(1,252)
Cash and cash equivalents, beginning of year	5,200	5,886

Cash and cash equivalents, end of period	$4,146	$4,634

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2023 and 2022:

	Three Months Ended
	March 31, 2023		March 31, 2022
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net (loss) income	$(50)		$290
Less: Net income attributable to noncontrolling interests	(4)		(7)

Net (loss) income attributable to Fox Corporation stockholders	$(54)	$(0.10)	$283	$0.50
Other, net[5][6]	720	1.37	234	0.41
Tax provision[6]	(172)	(0.33)	(58)	(0.10)

As adjusted[6]	$494	$0.94	$459	$0.81

[5]	Other, net presented above excludes Equity earnings (losses) of affiliates.
[6]

The calculation of Adjusted EPS for the three months ended March 31, 2023 reflects weighted average diluted shares of 524 million, which includes common stock equivalents that were excluded from net loss attributable to Fox Corporation stockholders as their inclusion would have been antidilutive.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2023

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2023 and 2022:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	$ Millions
Net (Loss) Income	$(50)	$290	$884	$925
Add:
Amortization of cable distribution investments	4	5	12	14
Depreciation and amortization	106	92	308	264
Interest expense, net	55	91	183	285
Other, net[7]	719	233	722	375
Income tax (benefit) expense	(1)	100	347	322

Adjusted EBITDA	$833	$811	$2,456	$2,185

[7]	Other, net presented above includes Equity earnings (losses) of affiliates.